Exhibit 10.1

PROMISSORY NOTE

$500,000.00	Date: March 15, 2016

FOR VALUE RECEIVED, ST. LAWRENCE ZINC COMPANY, LLC, a Delaware limited liability company, with an address of 408 Sylvia Lake Road, Gouverneur, New York 13642 and (hereinafter referred to as “Borrower”) hereby covenants and promises to pay to DEVELOPMENT AUTHORITY OF THE NORTH COUNTRY, a New York public benefit corporation with its principal office at Dulles State Office Building, 317 Washington Street, Watertown, New York 13601 (referred to herein as “Lender”), or order, at Lender’s address first above written or at such other address as Lender may designate in writing, the principal sum of FIVE HUNDRED THOUSAND AND 00/100ths ($500,000.00) Dollars, in lawful money of the United States of America, together with interest thereon computed from the date hereof as set forth herein, until paid in full.

Borrower covenants and agrees with Lender as follows:

1. Borrower will pay the indebtedness evidenced by this Note as provided herein.

2. The interest rate charged on the outstanding principal balance shall be at the rate of TWO AND ONE-QUARTER percent (2.25%) per annum. Interest is calculated on the basis of a 360 day year for the actual number of days the loan is outstanding.

3. Borrower shall make payments of only accrued interest at the aforesaid rate commencing on the 1st day of April 2016 and continuing on the 1st day of each consecutive month thereafter, until the Maturity Date of this loan as hereinafter defined.

4. Borrower shall have the right to prepay all or a portion of the outstanding principal balance of this Note without any prepayment fee.

5. Payments as received by Lender are to be applied first against late charges or other penalties or expenses for which Borrower is liable; accrued interest at the aforesaid rate on the outstanding principal amount; and then to the reduction of principal.

6. Notwithstanding any other provision contained herein to the contrary, on April 1, 2017 (the “Maturity Date”), all outstanding sums of principal and accrued interest shall be due and payable in full, if not sooner paid.

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7. In the event any payment due hereunder shall not be paid within fifteen (15) days of the date it is due, there shall be a penalty of 6.0% of the amount of the payment that is late. This paragraph shall not be deemed to extend or otherwise modify or amend the date when such payments are due hereunder.

8. The Lender may declare the entire unpaid amount of principal and interest under this Note to be immediately due and payable if Borrower fails to make any payment required by this Note within thirty (30) days of its due date.

9. The holder of this Note may also declare the entire unpaid amount of principal and interest under this Note to be due and payable upon the occurrence of any event of default under the Security Agreement, or the Assignment of Mineral and Mining Rights securing this Note and such default has not been cured within twenty-five(25) days after Borrower’s receipt of written notice of such default specifying the reasons for the default. In the event the default cannot be cured within twenty-five (25) days, Borrower shall not be in default if, within the twenty-five (25) day period, it shall have commenced to cure the default and shall continue its efforts to cure the default with due diligence. Forbearance to exercise the right to accelerate the maturity of the principal indebtedness with respect to any event of default shall not constitute a waiver of said right as to any other or subsequent event of default.

10. Borrower, and all guarantors, endorsers and sureties of this Note, hereby waive presentment for payment, demand, protest, notice of protest, notice of nonpayment, and notice of dishonor of this Note. Borrower and all guarantors, endorsers and sureties consent that Lender at any time may extend the time of payment of all or any part of the indebtedness secured hereby, or may grant any other indulgences.

11. Any notice or demand required or permitted to be made or given hereunder shall be deemed sufficiently made and given if given by personal service or five (5) days after the mailing of such notice or demand by certified mail, addressed, if to Borrower, at Borrower’s address first above written, with a copy to Star Mountain Resources, Inc., 8307 Shaffer Parkway, Suite 102, Littleton, Colorado 80127 Attn. Chief Financial Officer and to Legal & Compliance, LLC, 330 Clematis Street, Suite 217, West Palm Beach, Florida 33401 Attn. Laura Anthony, Esq., and Lazarus Rothstein, Esq., or if to Lender, at Lender’s address first above written. Any party may change its address by like notice actually received by the other party or parties.

12. This Note may not be changed or terminated orally, but only by an agreement in writing signed by the party against whom enforcement of any change, modification, termination, waiver, or discharge is sought.

13. This Promissory Note shall be construed in accordance with and governed by the laws of the State of New York.

14. Any legal action by any party against another relating in any way to this instrument, or the indebtedness, or any relationship between or conduct by the parties, whether at law or in equity, shall be commenced in the Supreme Court of the State of New York in and for St. Lawrence County, New York. Borrower shall indemnify Lender for all costs, disbursements and reasonable attorneys’ fees incurred by Lender in the event Lender must enforce its rights under this instrument.

[This space was intentionally left blank].

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IN WITNESS WHEREOF, Borrower has executed this Note on the date first above written.

Borrower:

ST. LAWRENCE ZINC COMPANY, LLC
By:	Balmat Holding Corporation
A Delaware Corporation
Sole Member

/s/ Wayne Rich
By:	Wayne Rich
Its:	Chief Financial Officer

STATE OF COLORADO	)
)ss:
COUNTY OF JEFFERSON	)

On the 15 day of March 2016, before me, the undersigned, a Notary Public in and for said State, personally appeared WAYNE RICH, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, entity or person upon behalf of which the individual acted, executed the instrument.

/s/ Bryan S. Doyle
Notary Public

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